INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Registration Statement of Spectrum Bancorporation, Inc. on Amendment No. 1 to Form S-1 of our report dated February 7, 1997 (relating to the consolidated financial statements of Decatur Corporation and Subsidiaries not presented separately herein) appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to us under the heading "Experts" in such Prospectus.


/s/ Deloitte & Touche LLP

Omaha, Nebraska
July 20, 1999